                                                                    Exhibit 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement of MW Holding Corporation on Form S-4 of our report dated January 25, 2001, included and incorporated by reference in the Annual Report on Form 10-K of The Mead Corporation for the year ended December 31, 2000, and to the use of our report on MW Holding Corporation dated September 27, 2001, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Dayton, Ohio

December 21, 2001